Exhibit 10.2

Employees (US)

Simplification Conversion

SemGroup Corporation

Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), SemGroup Corporation (the “Company”) has granted to you shares of restricted stock indicated in your Award Notice in accordance with and subject to the following:

R E C I T A L S:

WHEREAS the Company has adopted the SemGroup Corporation Equity Incentive Plan, as amended and restated (the “Plan”) and, pursuant to and in accordance with the Plan, has approved Restricted Stock awards as reflected in relevant part in this Agreement, which Plan as may be amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Plan; and

WHEREAS on May 30, 2016, the Company and its indirect wholly owned subsidiary PBMS, LLC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rose Rock Midstream, L.P. (“RRMS”) and Rose Rock Midstream GP, LLC and pursuant to the Merger Agreement, Merger Sub will be merged with and into RRMS, with RRMS being the surviving entity (the “Merger”). Following the closing of the Merger, RRMS common units will no longer be listed and traded on the New York Stock Exchange.

WHEREAS the Merger Agreement provides that upon the Merger, each RRMS Restricted Unit awarded pursuant to the Rose Rock Midstream Equity Incentive Plan (“RRMS Restricted Unit Award”) that is not vested and that is outstanding as of immediately prior to the Merger, shall cease to represent an award with respect to RRMS common units and shall be converted into an award with respect to shares of the Company (a “Parent Award”), subject to the same vesting and forfeiture provisions as were applicable to such RRMS Restricted Unit Award immediately prior to the Merger. The number of shares of Parent Common Stock awarded in each such Parent Award will be equal to the number of RRMS common units subject to each such RRMS Restricted Unit Award immediately prior to the Merger multiplied by 0.8136 (rounded down to the nearest whole share), and any corresponding accrued but unpaid Unit Distributions relating to such RRMS Restricted Unit Awards shall be assumed by Company, remain outstanding and continue to represent an obligation with respect to the applicable Parent Award.

WHEREAS the Merger was consummated on September 30, 2016 (the “Merger Date”).

WHEREAS the Participant held one or more unvested RRMS Restricted Unit Awards on the Merger Date that were scheduled to vest on the vesting date set forth in the accompanying Award Notice (the “Unvested RRMS Restricted Unit Awards”).

WHEREAS effective as of the Merger Date, the Committee has approved the grant of Parent Award Restricted Stock (the “Restricted Shares”) provided for herein to the Participant pursuant to the Plan, the Merger Agreement, and the terms set forth herein.

NOW THEREFORE in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Award. Subject to the terms and conditions of the Plan, this Agreement, and the Award Notice, the Company hereby grants to the Participant Restricted Shares, which shall vest and become nonforfeitable in accordance with Section 3 hereof.

2. Certificates/Book Entry; Payment.

(a) Certificates. A certificate or certificates representing the Restricted Shares or confirmation of the issuance of such Restricted Shares through book entry procedures shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Agreement by the Participant, but any certificate(s) shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3 hereof. Any certificate representing the Restricted Shares shall bear the following legend:

The ownership and transferability of this certificate and these shares are subject to the terms and conditions (including forfeiture) of the SemGroup Corporation Equity Incentive Plan, the SemGroup Corporation Executive Equity Ownership Policy, a Restricted Stock Award Notice entered into between the registered owner and SemGroup Corporation and a Restricted Stock Award Agreement. Copies of such Plan, Policy, Notice and Agreement are on file in the executive offices of SemGroup Corporation.

(b) Payment. As soon as administratively practicable, but not later than sixty (60) days following the vesting of the Restricted Shares (as described in Section 3 hereof), the Company shall deliver or cause to be delivered to the Participant, or in the case of the Participant’s death, to the Participant’s beneficiary, (a) a certificate or certificates for the applicable Restricted Shares which shall not bear the legend described above, but may bear such other legends as the Company deems advisable pursuant to Section 6 below or (b) confirmation of the issuance of such Restricted Shares through book entry procedures, which book entry or entries may be subject to such stop transfer orders or other restrictions, if any, as the Company deems advisable pursuant to Section 6 below.

3. Vesting of Restricted Shares.

(a) Vesting Schedule. Subject to the Participant’s continued Service through the applicable vesting date, the Restricted Shares shall vest and become nonforfeitable on the date or dates set forth in the Award Notice. For purposes of this Agreement, the term “Vesting Period” means the period commencing on the Date of Grant and continuing through the final vesting date on the Award Notice.

(b) Change of Control. If the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason after or, as determined by the Committee, in connection with, a Change of Control, all of the unvested Restricted Shares shall vest and become nonforfeitable on the date of such termination.

(c) Death or Disability. If the Participant dies or becomes Disabled during the Vesting Period before the Participant’s Service otherwise terminates, the Restricted Shares awarded hereunder will vest and become nonforfeitable upon such death or Disability and be paid to the Participant or, in the case of death, to the Participant’s beneficiary, at the time and in the manner set forth in Section 2 above.

(d) Involuntary Termination of Service. If the Participant’s Service is involuntarily terminated by the Company, as the direct result of a divestiture or otherwise, in each case without Cause, then any unvested Restricted Shares shall become fully vested upon such termination of Service.

(e) Other Termination of Service. If the Participant’s Service is terminated for any reason, other than as described in Section 3(b), Section 3(c) or Section 3(d) above, the Restricted Shares, to the extent then unvested, Dividends, if any, distributed thereon, and Unvested Unit Distributions, shall be forfeited by the Participant without any consideration.

(f) Forfeiture and Cancellation of Restricted Shares and Dividends. Any Restricted Shares that remain unvested, Dividends, if any, distributed on unvested Restricted Shares, and Unvested Unit Distributions after the final vesting date on the Award Notice, shall be forfeited without consideration.

4. No Right to Continued Service. The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

5. Rights as a Stockholder.

(a) During the Restriction Period, the Participant shall have none of the rights of a Stockholder of the Company, except that the Participant shall: (a) be entitled to exercise all of the voting rights of a Stockholder of the Company, and (b) have the right to receive dividends on the Restricted Shares that vest and become nonforfeitable under this Agreement (the “Dividends”), subject to the remainder of this Section 5.

(b) The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Restricted Shares on which the Dividends were distributed vest and become nonforfeitable in accordance with Section 3 above. The Dividends that vest and become nonforfeitable in accordance with this Section 5 shall be released to the Participant, subject to Section 10 hereof, as soon as administratively practicable following vesting of the Restricted Shares on which such Dividends were distributed, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates or confirmations of book entries representing the Restricted Shares on which the Dividends were distributed.

(c) Any Unvested Unit Distributions corresponding to the Unvested RRMS Restricted Unit Award that is being replaced hereby shall remain outstanding and continue to represent an obligation with respect to the Restricted Shares. Unvested Unit Distributions shall not be paid to the Participant prior to the vesting of the Restricted Shares and shall instead be credited to a bookkeeping account established by the Company or a Subsidiary or remain credited to a bookkeeping account assumed by the Company or a Subsidiary. The Unvested Unit Distributions shall not bear interest. The Unvested Unit Distributions shall be subject to forfeiture until such time that the Restricted Shares vest and become nonforfeitable in accordance with Section 3 above. Unvested Unit Distributions that vest and become nonforfeitable in accordance with this Section 5 shall be paid in cash to the Participant, subject to Section 10 below, as soon as administratively practicable following the vesting date of the Restricted Shares to which the Unvested Unit Distributions correspond as described above.

(d) Until released or paid to the Participant, the Dividends and Unvested Unit Distributions shall remain assets of the Company subject to the claims of the Company’s general creditors. Dividends distributed and held by the Company on any Restricted Shares that do not vest in accordance with Section 3 hereof shall be forfeited by the Participant without any consideration. Unvested Unit Distributions corresponding to Restricted Shares that do not vest in accordance with Section 3 hereof shall be forfeited by the Participant without any consideration.

6. Securities Laws; Certificates; Legends. The issuance and delivery of Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Restricted Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Restricted Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements. Unless otherwise determined by the Committee or required by any applicable law, rule or regulations, the Company shall not deliver to the Participant certificates representing Restricted Shares, and instead such Restricted Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or Plan administrator). Any certificates representing the Restricted Shares and all Restricted Shares issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates or associated with any such book entry to make appropriate reference to such restrictions.

7. Transferability of Restricted Shares.

(a) Before Vesting. Prior to vesting, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and all Affiliates; provided that the designation of a beneficiary for receipt of any Restricted Shares, Dividends, or Unit Distributions shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b) Before and After Vesting. In addition to other restrictions imposed hereunder or otherwise by the Committee or by law, transferability of Restricted Shares shall be subject to the SemGroup Corporation Executive Equity Ownership Policy as approved by the Committee.

8. Adjustment of Restricted Shares. Adjustments to the Restricted Shares shall be made in accordance with Article 12 of the Plan.

9. Definitions. The following terms shall have the meanings set forth below:

“Cause” shall mean, with respect to the Participant, one or more of the following: (a) the plea of guilty or nolo contendere to, or conviction of, the commission of a felony offense, (b) any act of willful fraud, dishonesty or moral turpitude that causes a material harm to the Company or any Subsidiary or Affiliate, (c) gross negligence or gross misconduct with respect to the Company or any Subsidiary or Affiliate, (d) willful and deliberate failure to perform his or her employment duties in any material respect, or (e) breach of a material written employment policy of the Company or any Subsidiary or Affiliate, provided, however, that in the case of a Participant who has an employment agreement with the Company or any Subsidiary or Affiliate in which “Cause” is defined, “Cause” shall be determined in accordance with such definition.

“Good Reason” shall mean the occurrence of one or more of the following without the consent of the Participant: (a) a material reduction in the Participant’s base salary or incentive compensation opportunity (other than a general reduction that affects all similarly situated Participants equally), (b) a material reduction of Participant’s duties and responsibilities or an adverse change in Participant’s title, or (c) a transfer of Participant’s primary workplace by more than thirty-five (35) miles from the location of Participant’s current primary workplace, provided, that Participant shall first have given the Company written notice that an event or condition constituting Good Reason has occurred and specifying in reasonable detail the circumstances constituting such Good Reason within thirty (30) days after such occurrence, and the Company shall have a period of thirty (30) days after receiving such written notice to effectively cure or remedy such occurrence, and provided, further, that, in the case of a Participant who has an employment agreement with the Company or any Subsidiary or Affiliate in which “Good Reason” is defined, “Good Reason” shall be determined in accordance with such definition.

“Disability” or “Disabled” shall have the meaning set forth in the Company’s long-term disability plan.

“UDR”shall have the meaning set forth in the Rose Rock Midstream Equity Incentive Plan.

“Unit Distribution” shall have the meaning set forth in the Rose Rock Midstream Equity Incentive Plan.

“Unit”shall have the meaning set forth in the Rose Rock Midstream Equity Incentive Plan.

“Unvested Unit Distributions”means Unit Distributions with respect to Unvested RRMS Restricted Unit Awards accrued pursuant to UDRs credited by RRMS to a bookkeeping account established by RRMS in an amount equal to the amount of the aggregate Unit Distributions that would have been paid to the Participant if the Unvested RRMS Restricted Unit Awards were unrestricted Units.

10. Withholding.

(a) Participant’s Payment Obligation. The Participant agrees that (i) he or she will pay to the Company or any applicable Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary for the payment of, any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or such Subsidiary with respect to the Restricted Shares and any Dividends, and (ii) the Company, or such Subsidiary, shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, any Dividends, and any Unit Distributions.

(b) Withholding Restricted Shares. With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the Restricted Shares awarded, any Dividends paid, and any Unit Distributions paid, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company or any applicable Subsidiary withhold Restricted Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11. Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of a non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

12. Entire Agreement. This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

13. Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

14. Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to this Agreement.

15. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

16. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17. Restricted Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan, this Agreement and the Award Notice.

18. Amendment. The Committee may amend or alter this Agreement and the Restricted Shares granted hereunder at any time; provided, that, subject to Article 10, Article 11 and Article 12 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the Restricted Shares.

19. No Section 83(b) Election. The Participant agrees not to make an election with the Internal Revenue Service under Section 83(b) of the Code with respect to the Restricted Shares.

20. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Shares, Dividends, and Unit Distributions. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Shares, Dividends, or Unit Distributions. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

23. Compliance with Section 409A. The Company intends that the Restricted Shares and right to receive Dividends and Unit Distributions be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the award, vesting or payment of the Restricted Shares or payment of Dividends or Unit

Distributions. Accordingly, in the event of any ambiguity, this Agreement shall be construed and administered in accordance with such intent. In addition, in the event the Restricted Shares, Unit Distributions, or Dividends are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

24. Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by signing this Agreement, the Participant acknowledges that any incentive-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Shares may be listed. The Participant further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from the Participant under any such clawback policy.

25. Acknowledgement. The Participant acknowledges that he or she has no further rights with respect to the Unvested RRMS Restricted Unit Awards except for the UDR-related rights specifically addressed herein.

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